Exhibit 3.02

SECOND AMENDED AND RESTATED BYLAWS

OF

TELETECH HOLDINGS, INC.

(hereinafter called the “Corporation”)

ARTICLE I
Offices

1.1           Registered Office.  The registered office of the Corporation in the State of Delaware shall be located at the Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle.  The name of the Corporation’s registered agent at such address shall be The Corporation Trust Company.  The registered office and/or agent of the Corporation may be changed from time to time by action of the Board of Directors.

1.2           Other Offices.  The Corporation also may have offices at such other places, either within or without the State of Delaware, as from time to time the Board of Directors may determine or the business of the Corporation may require.

ARTICLE II
Stockholders

2.1           Time of Meeting.  An annual meeting of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held each year at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.  If the election of directors shall not be held on the day designated for any annual meeting of stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of stockholders on a day as soon thereafter as may be convenient.

2.2           Special Meetings.  Special meetings of stockholders may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting.  Such meetings may be called by: (a) the Chairman of the Board, the Chief Executive Officer, or the Vice Chairman; or (b) by the Secretary upon the request of a majority of the Board of Directors.

2.3           Place of Meeting.  The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting of stockholders or for any special meeting of stockholders called by the Board of Directors.  Notwithstanding any other provision herein, the Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the “DGCL”).  If no designation is made, or if a special meeting of stockholders be otherwise called, the place of meeting shall be the Corporation’s principal place of business.

2.4           Notice of Meetings; Waiver of Notice.  Written notice stating the place, if any, day and hour of the meeting of stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting of stockholders, the purpose or purposes for which the meeting is called, shall be delivered, unless otherwise provided by statute, not less than 10 nor more than 60 days before the date of the meeting, or in the case of a merger or consolidation, not less than 20 nor more than 60 days before the meeting or as otherwise provided by statute, either personally or by mail, by or at the direction of the Board of Directors or persons calling the meeting or as otherwise provided by statute, to each stockholder of record entitled to vote at such meeting.

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address as it appears on the records of the Corporation.  An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

To the extent permitted by the DGCL and without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), or these Bylaws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any such consent shall be deemed to be revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or Assistant Secretary or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

“Electronic transmission” shall mean any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Whenever notice of any meeting of stockholders is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders need be specified in any waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

2.5           Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days and, unless otherwise provided by statute, in the case of a meeting of stockholders, not less than 10 days immediately preceding such meeting, or in the case of a merger or consolidation, not less than 20 days immediately preceding such meeting.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 2.5, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.6           Voting Rights; Proxies.  Each stockholder shall be entitled to one vote for each share of voting capital stock held by such stockholder, except as otherwise provided in the Certificate of Incorporation.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by a written or electronic proxy, filed in accordance with the procedure established for the meeting or taking of action in writing, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.6 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.  An electronic proxy (which may be transmitted via telephone, e-mail, the Internet or such other electronic means as the Board of Directors may determine from time to time) shall be deemed executed if the corporation receives an appropriate electronic transmission from the stockholder or the stockholder’s attorney-in-fact along with a pass code or other identifier which reasonably establishes the stockholder or the stockholder’s attorney-in-fact as the sender of such transmission.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of § 212(c) of the DGCL or any successor provision thereto.

2.7           List of Stockholders Entitled to Vote.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either (a) at the principal executive offices of the Corporation, or (b) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.8           Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to (i) examine the stock ledger, the list required by Section 2.7 or the books of the Corporation; (ii) receive dividends; or (iii) vote in person or by proxy at any meeting of stockholders. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

2.9           Quorum and Manner of Acting.  Unless otherwise provided by the Certificate of Incorporation, holders of a majority of the voting power of the stock issued and outstanding and entitled to vote at a meeting thereof, present in person or presented by proxy, shall constitute a quorum at all meetings of the stockholders.  In the event a quorum is not present or represented by proxy at any meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting at which adjournment is taken, of the time and place of the adjourned meeting.  At the adjourned meeting, the Corporation may transact any business which may have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.10         Vote Required.  If a quorum is present, the affirmative vote of the holders of a majority of the voting power of the stock represented at such meeting, whether present or by proxy, shall be the act of the stockholders, unless the matter to be voted upon is the election of directors or a matter upon which, by express provision of the DGCL or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall determine the vote required to effect such action.

2.11         Informal Action by Stockholders.  Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting thereof, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of any action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

2.12         Notice of Nominations and Other Stockholder Business; Required Vote for Directors; Director Qualification.

(a)           Notice of Nominations and Other Stockholder Business.

(i)            Annual Meetings of Stockholders.

(A)          Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) as specified in the Corporation’s notice of meeting (or any supplement thereto); (b) by or at the direction of the Board of Directors or any committee thereof; or (c) by any stockholder of the Corporation who or which (i) was a stockholder of record at the time the notice provided for in this Section 2.12(a)(i) is delivered to the Secretary and, with respect to any annual meeting held on or after August 1, 2009, at the time of such annual meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 2.12(a)(i) as to such nomination or other business; clause (c) shall be the exclusive means for a stockholder to make nominations or submit proposals for other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(B)           Without qualification, for any nominations or any other business to be properly brought by a stockholder before an annual meeting of stockholders pursuant to Section 2.12(a)(i)(A)(c), the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall the postponement of an annual meeting of stockholders as to which notice has been sent to stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.12(a)(i)(B) or Section 2.12(a)(ii)) to the Secretary must: (a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal for other business is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and/or such beneficial owner, if any, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and/or such beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and/or such beneficial owner, if any, has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this Section 2.12(a)(i)(B) a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder and/or such beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder and/or such beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder and/or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, all such information to be provided as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s and such beneficial owner’s, if any, immediate family sharing the same household (which information shall be supplemented by such stockholder and such beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal of other business and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (iv) a representation (1) that the stockholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business or nomination and (2) as to whether the stockholder and/or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination; (b) if the notice relates to any business other than the nomination of a director or directors that the stockholder proposes to bring before the annual meeting of stockholders, set forth (i) a brief description of the business desired to be brought before the annual meeting of stockholders, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements, and understandings between such stockholder and/or beneficial owner, if any, and their respective affiliates and associates, and any other person or persons (including their names) acting in concert therewith in connection with the proposal of such business by such stockholder; (c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and/or beneficial owner, if any, and their respective affiliates and associates, or any other person or persons (including their names) acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or any other person or persons (including their names) acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (d) with respect to each nominee for election or reelection to the Board of Directors, include the completed and signed questionnaire, representation and agreement required by Section 2.12(b). The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(C)           Notwithstanding anything in the second sentence of Section 2.12(a)(i)(B) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased effective at the annual meeting of stockholders and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 2.12(a)(i) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(ii)           Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the special meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of special meeting (a) by or at the direction of the Board of Directors or any committee thereof or (b) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time the notice provided for in this

Section 2.12(a)(ii) is delivered to the Secretary and, with respect to any special meeting held on or after August 1, 2009, at the time of such special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 2.12(a)(ii) as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.12(a)(i)(B) (including the completed and signed questionnaire, representation and agreement required by Section 2.12(b)) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting and the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. In no event shall the postponement of a special meeting of stockholders as to which notice has been sent to stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iii)          General.

(A)          Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12(a) shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12(a). Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12(a) (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 2.12(a)(i)(B)(a)(iv)), and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.12(a), to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. For purposes of this Section 2.12(a), “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press, or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(B)           Notwithstanding the foregoing provisions of this Section 2.12(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.12(a); provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to any nominations or proposals as to any other business to be considered pursuant to this Section 2.12(a) (including Section 2.12(a)(i)(A)(c) or Section 2.12(a)(ii)). Nothing in this Section 2.12(a) shall be deemed to affect any rights (x) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (y) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

(b)           Director Qualification: Submission of Questionnaire, Representation and Agreement.  To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.12(a)) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (x) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (y) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (z) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

2.13         Notice to Corporation.  Any written notice required to be delivered by a stockholder to the Corporation pursuant to Section 2.12(a) must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s executive offices in the City of Englewood, State of Colorado.

ARTICLE III
Directors

3.1           Powers.  The business and affairs of the Corporation shall be managed by the Board of Directors, subject to such limitations as are imposed by law, the Certificate of Incorporation or these Bylaws.

3.2           Number, Nomination, Election and Term of Office.  The number of directors which shall constitute the whole Board of Directors shall be not less than two nor more than eleven and shall be fixed from time to time, within such minimum and maximum, by resolution adopted by a majority of the Board of Directors.  Only persons who are nominated in accordance with Section 2.12 shall be eligible for election as directors. Except as provided in Section 3.11, directors shall be elected by a plurality of the votes cast at any meeting of stockholders, and each director so elected shall serve for a term ending on the date of the first annual meeting of stockholders following the meeting at which such director was elected or until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.  Directors need not be stockholders.

3.3           Annual Meeting; Regular Meetings.  The annual meeting of the Board of Directors shall be held, without notice other than this Section 3.3, immediately after the annual meeting of stockholders.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings of the Board of Directors without notice other than such resolution.

3.4           Special Meetings.  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer or a majority of directors.  The person or persons who call a special meeting of the Board of Directors may designate any place, either within or without the State of Delaware, as the place for holding such special meeting.  In the absence of a designated meeting place, the place of meeting shall be the Corporation’s principal place of business.

3.5           Notice of Special Meetings.  A notice of the time and place of special meetings may be given personally or by mail, telegram, telex, facsimile, cable or by means of electronic transmission. If the notice is mailed, it shall be sent by first class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Corporation and deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, telegram, telex, facsimile, cable or electronic means it shall be delivered by such means at least 24 hours before the time of the holding of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Notice given by electronic transmission shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the director has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the director of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the director. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify (a) the purpose or (b) the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation or via telephone.

3.6           Quorum and Manner of Action.  Except as otherwise provided by law, or the Certificate of Incorporation or the rules and regulations of any securities and exchange or quotation system on which the

Corporation’s securities are listed or quoted for trading, at all meetings of the Board of Directors or any committee thereof, a majority of the number of directors then in office or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors or such committee, as applicable; provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.  The act of the majority of the directors or committee members present at a meeting at which a quorum is present shall be the act of the Board of Directors or such committee, as applicable, unless otherwise provided in the DGCL, the Certificate of Incorporation or these Bylaws.

3.7           Waiver of Notice.  Whenever notice of any meeting of the Board of Directors is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

3.8           Action Without a Meeting by Directors.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or a committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form (i.e., a paper printout of an electronic transmission) and shall be in electronic form if the minutes are maintained in electronic form.  Written consents representing actions taken by the Board of Directors or any committee thereof may be executed by telex, telecopy or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.

3.9           Telephonic Meetings.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this Section 3.9 shall constitute presence at such meeting.

3.10         Resignations.  Any director may resign from the Board of Directors or any committee thereof at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chairman of the Board or the Secretary and, in the case of a committee, to the chairperson of such committee, if there be one.  Such resignation shall take effect at the time specified therein or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

3.11         Vacancies.  Unless otherwise required by law or the Certificate of Incorporation, vacancies on the Board of Directors or any committee thereof arising through death, resignation, removal, an increase in the number of directors constituting the Board of Directors or such committee or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall, in the case of the Board of Directors, serve for a term ending on the date of the first annual meeting following the date of which such director became such or until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal and, in the case of any committee of the Board of Directors, hold office until such director’s successor is duly appointed by the Board of Directors or until such director’s earlier death, resignation or removal.

3.12         Removal.  Any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding shares of the Corporation then entitled to vote at an election of directors.  Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, the provisions of this Section 3.12 shall apply, in respect of the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares of the Corporation then entitled to vote at an election of directors as a whole.  Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

3.13         Interested Directors.

(a)           No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association or other organization in which one or more of the Corporation’s directors or officers are directors or officers or have a financial interest, shall be void or voidable solely because of the existence thereof, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes such a contract or transaction, or solely because his or their votes are counted for such purpose, if:

(i)            the material facts as to such relationship or interest and as to the contract or transaction(s) are disclosed or are known to the Board of Directors or a committee thereof, as the case may be, and the Board of Directors or committee, as appropriate, in good faith authorizes the contract or transaction(s) by affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(ii)           the material facts as to the relationship or interest and as to the contract or transaction(s) are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction(s) is specifically approved in good faith by vote of the stockholders; or

(iii)          the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders.

(b)           Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes a contract or transaction described in this Section 3.13.

ARTICLE IV
Committees

4.1           Appointment and Powers.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in said resolution or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that (a) no such committee shall have the power or authority in reference to (i) amending the Certificate of Incorporation (except that any such committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in subsection (a) of § 151 of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopting an agreement of merger or consolidation under § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of the DGCL, (iii) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (iv) recommending to the stockholders a dissolution of the Corporation or a revocation thereof or (v) amending these Bylaws; and (b) unless the resolution, Bylaws or Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to § 253 of the DGCL.

4.2           Absence of Disqualification of Committee Member.  In the absence or disqualification of any member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

4.3           Record of Proceedings.  Each committees shall keep regular minutes of its proceedings and when required by the Board of Directors, report the same to the Board of Directors.

ARTICLE V
Officers

5.1           Number and Titles.  The officers of the Corporation shall be elected by the Board of Directors and shall include a Chairman of the Board, Chief Executive Officer, Vice Chairman, Secretary and Treasurer.  The Board of Directors may also elect additional officers of the Corporation, including one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers.  The Board of Directors may elect such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.  Any number of offices may be held by the same person.  The officer designated as the Chief Financial Officer of the Corporation shall be the Treasurer unless another officer is chosen to be the Treasurer.

5.2           Election, Term of Office and Qualifications.  The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of stockholders or as soon thereafter as may be convenient.  Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors.  Each officer shall be elected to hold office until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.

5.3           Compensation.  The compensation, if any, of all officers of the Corporation shall be fixed by the Board of Directors or, if created, the Compensation Committee thereof.

5.4           Removal.  Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.5           Resignation.  Any officer may resign at any time by giving written notice, or by electronic transmission, to the Board of Directors, the Chief Executive Officer or the Secretary.  Such resignation shall take effect at the time specified therein and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

5.6           Duties of Officers.  The duties and powers of the officers shall be as follows:

(a)           Chairman of the Board.  Subject to the control of the Board of Directors, the Chairman of the Board shall, in general, supervise and manage the business and affairs of the Corporation and shall see that the resolutions and directions of the Board of Directors are carried into effect.  Except in those instances in  which the authority to execute is expressly delegated to another officer or agent of the Corporation, or a different mode of execution is expressly prescribed by the Board of Directors or these Bylaws or otherwise required by law, the Chairman may execute for the Corporation any contracts, agreements, deeds, conveyances or other obligations or instruments of the Corporation which the Board of Directors has authorized to be executed or the execution of which is in the ordinary course of the Corporation’s business, and the Chairman may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors or these Bylaws.  The Chairman shall preside at all meetings of the stockholders and of the Board of Directors (and of any executive committee thereof), and shall perform such other duties as from time to time shall be prescribed by the Board of Directors.

(b)           Chief Executive Officer.  The Chief Executive Officer shall supervise the carrying out of the policies adopted or approved by the Board of Directors.  The Chief Executive Officer shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Chief Executive Officer, or imposed by these Bylaws.  The Chief Executive Officer shall cause to be called regular and special meetings of the stockholders and Board of Directors in accordance with these Bylaws and he shall preside at all such meetings.  The Chief Executive Officer also shall have such further powers and duties as from time to time may be conferred upon or assigned to the Chief Executive Officer by the Board of Directors.  The Chief Executive Officer shall have the power and authority to execute all duly authorized contracts, agreements, deeds, conveyances or other obligations or instruments of the Corporation, except where permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

(c)           Vice Chairman.  The Vice Chairman shall be responsible for formulating general policies and programs for the Corporation for submission to the Board of Directors and for carrying out the programs and policies approved by the Board of Directors.  He shall be responsible for the administration and operation of the business and affairs of the Corporation.  The Vice Chairman shall have the power and authority to execute all duly authorized contracts, agreements, deeds, conveyances or other obligations or instruments of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  The Vice Chairman shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe. In the absence or disability of the Chief Executive Officer, the Vice Chairman shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

(d)           Vice President.  The Board of Directors may appoint one or more Vice Presidents, who may be designated as Executive Vice Presidents, Senior Vice Presidents or Vice Presidents.  Each Vice President shall have such powers and duties as may be assigned to him or her by the Board of Directors.  In the absence or disability of the Chief Executive Officer and the Vice Chairman, the Vice President (or in the event there are more than one Vice Presidents, the Vice Presidents in the order designated by the Board of Directors) shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

(e)           Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committees if required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.  The Secretary shall have custody of the corporate seal of the Corporation, if any, and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

(f)            Treasurer.  The Treasurer shall have custody of the Corporation’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and the financial condition of the Corporation.

If required by the Board of Directors, the Treasurer shall give the Corporation and maintain a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

(g)           Assistant Treasurers and Assistant Secretaries.  In the absences of the Treasurer or Secretary or in the event of the inability of the Treasurer or Secretary to act, the Assistant Treasurer and the Assistant Secretary (or in the event there is more than one of either, in the order designated by the Board of Directors or in the absence of such designation, in the order of their election) shall perform the duties of the Treasurer and Secretary, respectively, and when so acting, shall have all the authority of, and be subject to all restrictions upon, such office.  The Assistant Treasurers and Assistant Secretaries shall also perform such duties as from time to time may be prescribed by the Treasurer or the Secretary, respectively, or by the Chief Executive Officer or the Board of Directors.  If required by the Board of Directors, an Assistant Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

ARTICLE VI
Shares of Stock and Their Transfer

6.1           Shares of Stock.

(a)           Certificated or Uncertificated Shares.  The shares of the Corporation may be represented by certificates, or may be uncertificated.

(b)           Certificated Form of Shares:  Shares of stock represented by certificates shall be in such form as determined by the Board of Directors and shall be signed by, or in the name of the Corporation by, the Chief Executive Officer or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.  Any or all of the signatures on the certificates may be a facsimile.

(c)           Uncertificated Form of Shares.  Within a reasonable time after the issuance or transfer of uncertificated shares of any class or series of stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.2           Transfer of Stock.

(a)           Transfer of Shares.  The shares of the Corporation shall be transferable only on the books of the Corporation by the holder, in person or by duly authorized attorney, as provided in this Article VI.  The Board of Directors shall have the power to make all such rules and regulations, consistent with applicable law, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for shares or uncertificated shares of the Corporation.

(b)           Transfer of Certificated Shares.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate, and record the transaction upon the Corporation’s books.  For shares in certificated form, no new certificate shall be issued, nor shall the shares be transferred on the books of the Corporation, until the former certificate or certificates for a like number of shares shall have been surrendered and canceled.  Notwithstanding the foregoing sentence, in the case of a lost, wrongfully taken or mutilated certificate, a new certificate, or evidence of uncertificated shares, may be issued, and the transfer consummated, upon such terms and indemnity to the Corporation as the Board of Directors or a proper officer may prescribe consistent with applicable law.

(c)           Transfer of Uncertificated Shares.  Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated or certificated shares shall be made to the person entitled thereto, and the transaction shall be recorded upon the books of the Corporation.

ARTICLE VII
Dividends

7.1           Dividends.  Subject to the provisions of the DGCL and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of its capital stock.  Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

ARTICLE VIII
Fiscal Year

8.1           Fiscal Year.  The fiscal year of the Corporation shall be fixed by the Board of Directors.

ARTICLE IX
Seal

9.1           Seal.  The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal” and “Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE X
Miscellaneous Provisions

10.1         Contracts.  The Board of Directors or the Chief Executive Officer may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation in the ordinary course of the Corporations’ business and such authority may be general or confined to a specific instance.

10.2         Disbursements, Notes and Other Evidences of Indebtedness.  All checks, drafts or other orders for the payment of money, or notes or other evidences of indebtedness issued in the name of the Corporation shall be executed by such officer or agent as shall from time to time be authorized by the Board of Directors.

10.3         Deposits.  The Board of Directors may select the banks, trust companies or other depositaries of the funds of the Corporation.

10.4         Stock in Other Corporations.  Shares of any other Corporation which may from time to time be held by the Corporation may be represented and voted by the Chief Executive Officer, or by any proxy appointed in writing by the Chief Executive Officer, or by any other person or persons thereunto authorized by the Board of Directors, at any meeting of stockholders of such Corporation or by executing written consents with respect to such shares where stockholder action may be taken by written consent.  Shares represented by certificates standing in the name of the Corporation may be endorsed for sale or transfer in the name of the Corporation by the Chief Executive Officer or by any other officer thereunto authorized by the Board of Directors.  Shares belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the name of any nominee designated for such purpose by the Board of Directors.

ARTICLE XI
Indemnification of Directors, Officers and Others

11.1         Authorization of Indemnification.  Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the DGCL, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to this Section 11.1 hereof) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation.  The indemnification conferred in this Section 11.1 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses (including attorneys’ fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 11.1 or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate.

11.2         Right of Claimant to Bring Action Against the Corporation.  If a claim under Section 11.1 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under Section 11.1, but the burden of proving such defense shall be on the Corporation.  The failure of the Corporation (in the manner provided under the DGCL) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.  Unless otherwise specified in an agreement with the claimant, an actual determination by the Corporation (in the manner provided under the DGCL) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct.

11.3         Non-exclusivity.  The rights to indemnification and advance payment of expenses provided by Section 11.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

11.4         Survival of Indemnification.  The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 11.1 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

11.5         Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

ARTICLE XII
Amendment

12.1         Amendments.  These Bylaws may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in the Certificate of Incorporation, confer the power to adopt, amend or repeal bylaws upon the directors; provided, further, that any proposal by a stockholder to amend these Bylaws will be subject to the provisions of Article II and Article XI hereof. The fact that such power has been so conferred upon the directors will not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.